UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 28, 2015

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On December 28, 2015, Collegium Pharmaceutical, Inc. (the “Company”) announced that the District Court of Massachusetts issued an order staying proceedings in relation to the three Orange Book-listed patents asserted against the Company until February 25, 2016, which is the date on which the parties are scheduled to meet for a status conference. The three patents have been previously invalidated for obviousness by the court in the Southern District of New York in Purdue Pharma, L.P.’s (“Purdue”) suit against Teva Pharmaceuticals USA, Inc. Purdue appealed the obviousness ruling to the Federal Circuit, which heard oral arguments on November 3, 2015.

Purdue’s initiation of a patent infringement action against the Company in March 2015 triggered an automatic up-to-30 month stay on the FDA’s potential issuance of final regulatory approval for Xtampza. The United States Food and Drug Administration (“FDA”) can grant final approval following the expiration of the 30-month stay period or earlier termination of the stay. If the Company receives a court order that the listed patents are invalid or not infringed, or if the Purdue litigation is settled before the 30-month stay period expires, the FDA could then provide final regulatory approval of Xtampza, at which point the product can be marketed.

The foregoing description of the court order is only a summary and is qualified in its entirety by reference to the full text of the court order, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. For example, there can be no guarantee that the Company will obtain final regulatory approval for Xtampza ER or any of its other product candidates from the FDA or foreign regulatory authorities; even if Xtampza ER obtains final approval, the Company may not be able to obtain the label claims that it is seeking from the FDA. Furthermore, the Company is subject to patent infringement litigation relating to Xtampza ER and may, in the future, be subject to additional litigation relating to its other product candidates, which may be expensive to defend and delay the commercialization of Xtampza ER or the Company’s other product candidates. Management’s expectations and, therefore, any forward-looking statements in this report could also be affected by risks and uncertainties relating to a number of other factors, including the following: the Company’s ability to commercialize its product candidates; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of the Company’s product candidates; the success, cost and timing of its product development activities, studies and clinical trials; the success of competing products that are or become available; and the Company’s expectations regarding its ability to obtain and adequately maintain sufficient intellectual property protection for its product candidates. These and other risks are described under the heading “Risk Factors” in the Company’s Registration Statement on Form S-1 (File No. 333-208641), which was initially filed with the SEC on December 18, 2015, and those risks described from time to time in other reports which the Company files with the SEC. Any forward-looking statements that the Company makes in this report speak only as of the date of this report. The Company assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01      Financial Statements and Exhibits.

(d)      Exhibits

99.1                                                Court Order dated December 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: December 28, 2015	By:	/s/ Paul Brannelly
		Name:	Paul Brannelly
		Title:	Executive Vice President and Chief
Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Court Order dated December 23, 2015